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                                                                    EXHIBIT 10.6


                          DIRECTOR SERVICES AGREEMENT
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     THIS DIRECTOR SERVICES AGREEMENT ("Agreement") is made and entered into on
September 12, 2000, by and between Zhone Technologies, Inc., a Delaware corporation (the "Company") and Robert Dahl ("Director").

     WHEREAS, the Company and Director are parties that certain Employment Agreement dated October 20, 1999 (the "Prior Agreement");

     WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in accordance with the term hereof;

     WHEREAS, the Director desires to continue to be engaged as a member of its Board of Directors ("Board") and Director desires to be so engaged by the Company in such position, on the terms and conditions set forth and described herein;

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the relationship of Director with the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

     1.  Director's Obligations.  Director hereby agrees to serve, subject to
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the provisions of this Agreement, as a director on Company's Board. Director shall perform all services and acts as are customary to fulfill the duties and responsibilities of his position.

     2.  Compensation.  Director shall be compensated for all travel expenses
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incurred in furtherance of Director's participation in Company Board meetings.
Director waives any and all right to receive fees to which Director was entitled to under the Prior Agreement.

     3.  Termination of Director's Obligations.
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         (a)  Notwithstanding any provision of this Agreement to the contrary,
Director's obligations to the Company as set forth herein shall terminate on the first to occur of the following dates:

              (i)     the date of Director's death or adjudicated incompetency;

              (ii) the date on which Director shall have experienced a Disability (as defined below), and the Company gives Director notice of termination on account of such Disability;

              (iii) the date on which Cause (as defined below) exists for Director's termination;

              (iv) the date on which Good Reason (as defined below) exists for Director's resignation; or

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              (v)     the date on which Director gives the Company notice of
     termination for a reason other than Good Reason.

         (b) For purposes of this Agreement, "Disability" shall mean an illness, injury or other incapacitating condition as a result of which Director is unable to attend four consecutive board meetings. In the event of a Disability, the Company's shareholders may elect (by the minimum number of votes required pursuant to Delaware law) to terminate the Company's relationship with Director at the Company's next scheduled shareholder's meeting.

         (c) For purposes of this Agreement, "Cause" shall mean a unanimous determination of the Company's other Board members that Director has willfully or continually failed to substantially perform his duties set forth herein.

Notwithstanding the foregoing, Cause means the occurrence of any of the following events:

              (i) Director's conviction of, guilty plea to, or entry of a nolo contendere plea to a felony.

Notwithstanding the foregoing, the parties acknowledge and agree that:

              (A) at the end of two hundred seventy (270) days from the date of the finding of an indictment or filing of an information against Director for a felony, any vesting of the "Unvested Interest" described in those twelve agreements entitled "Class B Member Interest Purchase Agreement" between Director and each of Zhone Investors I, L.L.C., Zhone Investors II, L.L.C., Zhone Investors III, L.L.C., Zhone Investors IV, L.L.C., Zhone Investors V, L.L.C., Zhone Investors FF, L.L.C., Zhone Investors VII, L.L.C., Zhone Investors VIII, L.L.C., Zhone Investors IX, L.L.C., Zhone Investors X, L.L.C., Zhone Investors XI, L.L.C. and Zhone Investors XII, L.L.C., shall be suspended pending the outcome of the criminal proceedings, including the appeals. If, subsequent to the finding of indictment or filing of information, (1) Director is found not guilty of the felony charge, (2) the felony charge against Director is dismissed for any reason, or (3) a conviction of Director for the felony is reversed or vacated on appeal, any unvested portions of the "Unvested Interest" described in the Class B Member Interest Purchase Agreement shall immediately vest.

              (ii) The reasonable determination of the Board of Directors that Director has engaged in willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the Company.

Notwithstanding the foregoing, Cause shall only exist under this Section 3(c)(ii) if:

              (A) the Board of Directors has given Director written notice that the Board of Directors has reasonably determined that Director has committed willful or reckless misconduct which has caused or is reasonably likely to cause demonstrable and material financial injury to the Company, which notice shall identify with specificity the willful or reckless misconduct the Board of Directors has reasonably determined Director to have committed; and

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              (B)     at the end of the period ending sixty (60) days after the
     date on which the notice described in Section 3(c)(ii)(A) is given by the Board of Directors to Director, the Board of Directors reasonably determines that Director has failed to cure the willful or reckless misconduct identified with specificity in the notice described in Section 3(c)(ii)(A).

         (d) For purposes of this Agreement, "Good Reason" shall mean the Company's breach of any material term of this Agreement.

Notwithstanding the foregoing, Good Reason shall only exist if Director shall
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have provided the Company with notice of the existence of Good Reason, and the
Company fails to eliminate the conditions constituting Good Reason within fifteen (15) days after Director gives the Company such notice.

     4.  Entire Agreement.  This Agreement contains all the understandings
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between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto, including, without limitation, the Prior Agreement. Director represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

     5.  Notices.  Any notice to be given hereunder shall be in writing and
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shall be deemed given when delivered personally, sent by courier or fax or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

         To Director at:

              Robert Dahl
              119 Melody Lane
              Orinda, CA  94563

         To the Company at:

              Zhone Technologies, Inc.
              7677 Oakport Street, Suite 1040
              Oakland, CA  94621
              Fax:  (510) 777-7010

     Any notice delivered personally or by courier under this Section 5 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

     6.  Headings and Title.  All descriptive headings of sections and
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paragraphs in this Agreement (including the title of this Agreement) are intended solely for convenience, and no

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provision of this Agreement is to be construed by reference to the heading of any section or paragraph. In particular, no inference should be drawn regarding Director's legal status as an employee or independent contractor by virtue of the provisions set forth herein, because of the title of this Agreement.

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     7.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


ZHONE TECHNOLOGIES, INC.                     DIRECTOR



By:  /s/  Mory Ejabat                         /s/  Robert K. Dahl
    -----------------------------            -----------------------------

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